 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ] Preliminary Information Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[     ] Definitive Information Statement

MILWAUKEE IRON ARENA FOOTBALL, INC.

(Name of Registrant as Specified in its Charter)

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MILWAUKEE IRON ARENA FOOTBALL, INC.
11415 NW 123 Lane
Reddick, Florida 32686
Phone (718) 554-3652

INFORMATION STATEMENT

June __, 2010

To our Stockholders:

Enclosed please find an information statement providing information to you regarding action taken by stockholders holding more than a majority of our voting power to authorize: (a) to effect a reverse split of the Company's common stock in a ratio of one (1) new share for every fifty (50) existing shares of common stock.  There will be no change to the par value or the authorized shares of common stock of the Company and any fractional shares will be rounded up (b) To amend our Articles of Incorporation to effect the 1-for-500 reverse stock split with respect to our common stock (the “Amendment”).  These actions were approved in a written consent in lieu of a meeting of our stockholders holding more than a majority the voting power necessary to approve these actions and by our Board of Directors on June 22, 2010.

Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy. The accompanying information statement is furnished only to inform stockholders of the actions taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities and Exchange Act of 1934, as amended. This information statement is first being mailed to you on or about July __, 2010 and we anticipate the effective date of the actions to be July 30, 2010, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying information statement is for information purposes.  Please read the accompanying information statement carefully.

By Order of the Board of Directors,

Very truly yours,

MILWAUKEE IRON ARENA FOOTBALL, INC.

By:   /s/ Richard Astrom
Name:   Richard Astrom
Title:   Chief Executive Officer

MILWAUKEE IRON ARENA FOOTBALL, INC.
11415 NW 123 Lane
Reddick, Florida 32686
Phone (718) 554-3652

INFORMATION STATEMENT
Pursuant To Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: July __, 2010

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Milwaukee Iron Arena Football, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”) as of June 22, 2010 (the “Record Date”) to notify such stockholders of the following:

On June 22, 2010 pursuant to Nevada Revised Statutes (“NRS”) 78.320 the Company received written consents in lieu of a meeting of Stockholders from Christopher Astrom, our Director and Chief Financial Officer, who  holds 978 shares of Common Stock, 5,000,000 shares of  Class A Preferred Stock (which carry voting rights 25 times the amount per common share) and 5,000,000 million shares of  Class B Preferred Stock (which carry voting rights 250 times the amount per common share) representing over 99% of the total possible votes outstanding (the “Majority Stockholders”), authorizing:  : (a) to effect a reverse split of the Company's common stock in a ratio of one (1) new share for every fifty (50) existing shares of common stock.  There will be no change to the par value or the authorized shares of common stock of the Company and any fractional shares will be rounded up (the “Stock Split”); and (b) To amend our Articles of Incorporation to effect the 1-for-500 reverse stock split with respect to our common stock (the “Amendment”).  A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Amendment, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit “A”.

On June 22, 2010, pursuant to NRS 78.315, the Board of Directors of the Company unanimously approved the Amendment and the Stock Split, subject to Stockholder approval.  According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to authorize the Amendment and the Stock Split. The Majority Stockholders approved the Stock Split by written consent in lieu of a meeting on June 22, 2010 in accordance with the NRS.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment and the Stock Split.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 22, 2010 as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 21 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about July __, 2010 to all Stockholders of record as of the Record Date.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

History and Recent Events

We were incorporated in Colorado on September 19, 1983, under the name Bugs, Inc., for the purpose of using microbial and other agents, including metallurgy, to enhance oil and natural gas production and to facilitate the recovery of certain metals.  For the past several years, we have had no revenue and have been a shell company.

On January 26, 2010, we consummated a merger with Milwaukee Iron Professional Arena Football, LLC and Wisconsin Professional Arena Football Investment LLC (collectively, the “Milwaukee Iron” or “Iron”) pursuant to which the Iron merged with and into our wholly-owned subsidiary, Genesis Capital Acquisition Corp. (“Genesis Sub”), as previously disclosed in our Current Report on Form 8-K filed on February 2, 2010, as subsequently amended on February 16 and February 18, 2010 (the “Merger”). After the Merger, our business operations consist of those of the Iron.  Prior to the consummation of the Merger, we were a non-operating shell company with no revenue and minimal assets.  As a result of the Merger, we are no longer considered a shell company.  In addition, on February 15, 2010, as disclosed in the Form 8-K filed February 16, 2010, we changed our name to Milwaukee Iron Arena Football, Inc. and the name of Genesis Sub to Milwaukee Iron Arena Football Club, Inc.

The Milwaukee Iron are a member team of the Arena Football One (“AF1” or the “League”), a professional arena football league. The Iron play their home games at the Bradley Center, a sports and entertainment venue in downtown Milwaukee.  Arena football is played in an indoor arena on a padded 50 yard long football field using eight players on the field for each team.  Most of the game rules are similar to college or other professional football game rules with certain exceptions intended to make the game faster and more exciting.

On March 11, 2010 we filed a Registration Statement on Form S-1 which was amended on April 9, 2010 and declared effective on April 26, 2010.  In the S-1 Registration Statement we registered a total of 3,942,811 shares of common stock.  Three million of such shares were subject to the terms of an Investment Agreement with Kodiak Capital Group, LLC, a Delaware limited liability company (“Kodiak”) pursuant to which we have the right to “put” to Kodiak (the “Put Right”) up to $15 million in shares of our common stock (the “Investment Agreement” or “Equity Line of Credit”).

On April 30, 2010 we exercised our put right for $1,000,000.  On May 12, 2010 we delivered 1,500,000 shares of our common stock to Kodiak, believing we had triggered Kodiak’s obligation to pay to us $1,000,000.  Kodiak did not tender payment.  Accordingly, on June 2, 2010 we sent a notice of default to Kodiak.  On June 3, 2010 we received a payment of $17,000 from Kodiak.  Moreover, on June 4, 2010 we received correspondence from Kodiak denying that they were or are in default under the Investment Agreement and asserting various defenses to our notice of default, including that the April 30, 2010 put together with the May 12, 2010 delivery of shares, did not trigger their obligation to tender the $1,000,000.  Since that time we have attempted to negotiate a resolution with Kodiak, however, as of the date of this Information Statement, no such resolution has been achieved.

We have consulted with counsel on this matter and will continue to do so.  In light of the aforementioned events, and the vastly divergent interpretation of the Investment Agreement by the Company and Kodiak, we do not expect to receive any additional funds from Kodiak nor do we expect any shares to be returned.  We do not intend to exercise any additional puts under the Investment Agreement.

Purpose and Effect of the Stock Split

Purpose.  We anticipate that the decrease in the number of outstanding shares of common stock resulting from the Stock Split would place the market price of our Common Stock in a range more attractive to the financial community and the investing public and may result in a broader market for our common stock than that which currently exists.  The increased price level resulting from the Stock Split may encourage and facilitate trading in our Common Stock and possibly promote greater liquidity for our stockholders.  However, there is no guaranty that the stock split will result in any increase in liquidity whatsoever.

 Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, but because of lack of trading in our shares there can be no assurance that our Common Stock will trade at a multiple of 50 times our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the reverse split. Further, the fact that we have no revenue, and no assets and may greatly impact our stock price and the ability to liquidate your shares.

As part of the reverse stock split, the amount of authorized shares and the par value of our common stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

Effect. After the effective day of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be decreased accordingly.

The reverse stock split will affect all common stockholders uniformly and will not affect any shareholders' percentage interest in the Company (except for shareholders receiving one whole share for a fractional share interest). The authorized but unissued shares of stock shall remain unchanged and not be effected by the stock split.

An effect of the existence of authorized but un-issued capital stock may be to enable us to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of our management.  If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in our best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.  The Company does not have any current plans, proposals, or arrangements to propose any amendments to our Articles of incorporation or bylaws that would have a material anti-takeover effect.

In deciding to implement the Stock Split, our Board of Directors considered among other things:  (a) the market price of our Common Stock, (b) the number of shares of our Common Stock that will be outstanding after the Stock Split, (c) the stockholders’ equity, (d) the shares of Common Stock available for issuance in the future, and (e) the nature of our operations.  Upon implementation of the Stock Split, each 50 shares of our issued and outstanding Common Stock on the effective date will be converted into 1 share of our Common Stock.

Upon effectiveness of the stock split, the price of our stock will be adjusted, at least temporarily, by the same1:50 ratio.  Accordingly, and as an example based on the price of our stock on June 22, 2010 of $.02 per share, following the reverse split, our price would be $1.00 per share.  We cannot determine the exact price of our stock upon effectiveness of the reverse split.  There is no guarantee that the adjusted price will be based exactly on the1:50 ratio or that the adjusted price will remain at the adjusted price for any period of time.

Potential Risks of the Stock Split

When the Stock Split becomes effective, there can be no assurance that any future bid price of the Common Stock will continue at a level in proportion to the decreased number of outstanding shares resulting from the Stock Split.

Additionally, the liquidity of our Common Stock could be affected adversely by the decreased number of shares outstanding after the Stock Split.  Although we believe that a higher stock price may help generate investor interest, there can be no assurance that the stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the increased liquidity that may result from having fewer shares issued and outstanding may not be offset by increased investor interest in our Common Stock.

Principal Effects of the Stock Split

Common Stock.  After the effective date of the Stock Split, each stockholder will own a decreased number of shares of our Common Stock.  However, the Stock Split will affect all of our stockholders, as of the record date, uniformly and will not affect any stockholder’s percentage ownership interests in us.  Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Stock Split.  Further, the number of stockholders of record will not be affected by the Stock Split.

A Stock Split would not change the number of authorized shares of the Common Stock as designated by our Articles of Incorporation, as amended.  Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase.

The action to authorize a forward stock split has been prompted solely by the business considerations discussed in the preceding paragraphs.

Fractional Shares. No fractional shares of our Common Stock will be issued as a result of the proposed Stock Split.

Implementation and Exchange of Stock Certificates

The stock split will occur concurrently upon the filing of amendment articles with the Secretary of State of Nevada.  We intend to file the amendment with the State of Nevada, twenty (20) days following the mailing of this Information Statement to our shareholders.  As of the effective date of the Stock Split, each certificate representing shares of our Common Stock before the Stock Split would be deemed, for all corporate purposes, to evidence ownership of the decreased number of shares of our Common Stock resulting from the Stock Split.

As of the effective date of the stock split, our transfer agent is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, stockholders and holders of securities exercisable for our Common Stock will be notified of the effectiveness of the Stock Split.  Stockholders of record will receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the stock split.  Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares.  No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the Stock Split would continue to be valid and would represent the adjusted number of shares based on the ratio of the Stock Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

The following table reflects a breakdown of the effect the proposed stock split will have on our authorized and outstanding shares.

	June 22, 2010	Following Stock Split
Authorized Common Stock	500,000,000	500,000,000
Outstanding Common Stock	31,781,982	635,640
Common Stock Available for Issuance	468,218,018	499,364,360

Material U.S. Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE CODE, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX-RELATED MATTER ADDRESSED HEREIN.  YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE FOR YOURSELF THE TAX EFFECTS OF THE STOCK SPLIT, IF ANY, INCLUDING SUCH TAX EFFECTS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

The following discussion sets forth the anticipated material U.S. federal income tax consequences that management believes will apply to us and our stockholders who are U.S. holders at the effective time of the stock split, if any.  This discussion does not address the tax consequences of transactions effectuated prior to or after the stock split, including, without limitation, the tax consequences of the exercise of options or similar rights to purchase stock.  Furthermore, no foreign, state or local tax considerations are addressed herein.  For this purpose, a U.S. holder is a stockholder that is:  (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

The following discussion is not binding on the Internal Revenue Service.  The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this information statement, all of which are subject to change, possibly with retroactive effect.  Holders of shares of the Common Stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the Stock Split, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-Stock Split shares for post-Stock Split shares.  The aggregate tax basis of the post-Stock Split shares received in the Stock Split will be the same as the stockholder’s aggregate tax basis in the pre-Stock Split shares exchanged therefor.  The stockholder’s holding period for the post-Stock Split shares will include the period during which the stockholder held the pre-Stock Split shares surrendered in the Stock Split.

We should not recognize any gain or loss as a result of the Stock Split.

Outstanding Securities and Voting Rights

Our authorized capital stock consists of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.  As of June 22, 2010 there were 31,781,982 outstanding shares of Common Stock, 5,000,000 shares of Series A Convertible Preferred stock and 5,000,000 shares of Series B Convertible Preferred Stock outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders.  Each holder of Series A Preferred Stock votes with the Common Stock and is entitled to twenty-five (25) votes for each share of Preferred stock held on all matters submitted to a vote of stockholders.  Each holder of Series B Preferred Stock votes with the Common Stock and is entitled to two hundred and fifty (250) votes for each share of Preferred stock held on all matters submitted to a vote of stockholders.  Under Nevada law, any action that may be taken at any stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action. The Amendment and the Stock Split requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.

By written consent dated June 22, 2010, Christopher Astrom, our Director and Chief Financial Officer and also the stockholder owning a majority of the outstanding shares of the Common Stock and the Preferred Stock approved the adoption and implementation of the Amendment and the Stock Split.  Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment and the Stock Split at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment and the Stock Split.

The NRS provides in substance that unless the Company’s Articles of Incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.  The Amendment and the Stock Split requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.

Stockholders' Rights

NRS 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment.  Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation and the Stock Split. NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Company's Common Stock and Series A and B Preferred Stock.  NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of June 22, 2010 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of our executive officers and directors, and (iii) our directors and executive officers as a group. The information relating to the ownership interests of such shareholders is provided after giving effect to the Merger.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
	Common stock	Preferred Stock	Common stock	Preferred Stock
Christopher Astrom(2) c/o Milwaukee Iron Arena Football, Inc. 11415 NW 123 Lane, Reddick, Florida 32686	978	10,000,000(2)	-%	100%
Richard Astrom c/o Milwaukee Iron Arena Football, Inc. 11415 NW 123 Lane, Reddick, Florida 32686	150,505	0.474%		0
Directors and Officers as a group (2 persons)	151,483	10,000,000

(1)  Based on an aggregate of 31,781,982 common shares and 10,000,000 preferred shares outstanding as of June 22, 2010. Each share of series A convertible preferred stock entitles the holder thereof to 25 votes on all matters, the right to convert each share into 25 shares of common stock and a liquidation preference of $500.00 per share.  Each share of series B convertible preferred stock entitles the holder thereof to two hundred fifty (250) votes on all matters, the right to convert each share into two hundred fifty (250) shares of common stock and a liquidation preference of $500.00 per share.

No Dissenters' Rights

The Nevada Revised Statutes, the Company's Articles of Incorporation and By-laws do not provide for dissenters’ rights of appraisal in connection with the actions proposed in this Information Statement.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee for election as a director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Articles of Incorporation which is not shared by all other stockholders.

Additional Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

BY ORDER OF THE BOARD OF DIRECTORS

By:  /s/ Richard Astrom
Name: Richard Astrom
Title: Chief Executive Officer, Chairman
Date: June __, 2010

Exhibit “A”

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
OF
MILWAUKEE IRON ARENA FOOTBALL, INC.

Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Amendment to the Articles of Incorporation of Genesis Capital Corporation of Nevada:

1.  Name of the Corporation is Milwaukee Iron Arena Football, Inc..

2.  Article III of the Articles of Incorporation is amended and restated to read as follows:

ARTICLE III is hereby amended and to read as follows:

Each fifty (50) shares of Common Stock outstanding at 9:00 a.m. on July 30, 2010, shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.001 per share. There shall be no fractional shares.  Odd lots shall be rounded up to 100 shares. The total number of shares of capital stock to which the Corporation has the authority to issue is five hundred and ten million (500,010,000). The total number of shares of common stock to which the Corporation is authorized to issue is five hundred million (500,000,000) having a par value of $0.001 each. The total number of shares of Preferred Stock to which the Corporation is authorized to issue is ten million (10,000,000).  The Board of Directors of the Corporation shall have the authority, by resolution or resolutions, to: (1) divide the Preferred Stock into more than one class of stock or more than one series of any class, (2) establish and fix the distinguishing designation of each such series and the number of shares thereof, which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, and (3) within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders.

The Amended Certificate of Designation of Series A Preferred Stock filed with the State of Nevada on February 21, 2007 shall remain in full force and effect.  The Certificate of Designation of Series B Preferred Stock filed with the State of Nevada on February 21, 2007 shall remain in full force and effect.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation that have voted for the amendment is _____________ shares representing ______% of the outstanding shares, which vote includes the consent of the holders of the currently outstanding Series A and Series B Preferred Stock.

By:
Name: Richard Astrom
Title: Chief Executive Officer, Chairman
Date:                     , 2010